                          INVESTMENT ADVISORY AGREEMENT
                           BETWEEN ATLAS ASSETS, INC.
                            AND ATLAS ADVISERS, INC.
                                   APPENDIX A
                           AS AMENDED AUGUST 18, 2000


                             ATLAS MONEY MARKET FUND
                       ATLAS NATIONAL MUNICIPAL MONEY FUND
                    (Formerly the Atlas Tax Free Money Fund);
                      ATLAS CALIFORNIA MUNICIPAL MONEY FUND
           (Formerly the Atlas California Double Tax Free Money Fund);
                         ATLAS U.S. TREASURY MONEY FUND
                         ------------------------------

    On the Portion of                                     Annual
Daily Total Net Asset Value                                Rate
- ---------------------------                                ----
Assets up to $500 million                                  .50%
Assets over $500 million                                   .475%

                       ATLAS NATIONAL MUNICIPAL BOND FUND
                   (Formerly the Atlas Tax Free Income Fund);
                      ATLAS CALIFORNIA MUNICIPAL BOND FUND
          (Formerly the Atlas California Double Tax Free Income Fund);
               ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND
               --------------------------------------------------

    On the Portion of                                     Annual
Daily Total Net Asset Value                                Rate
- ---------------------------                                ----
Assets up to $500 million                                  .55%
Assets over $500 million                                   .50%

                          ATLAS GROWTH AND INCOME FUND;
                              ATLAS BALANCED FUND;
                           ATLAS STRATEGIC GROWTH FUND
                           ---------------------------

    On the Portion of                                     Annual
Daily Total Net Asset Value                                Rate
- ---------------------------                                ----
Assets up to $100 million                                  .70%
Assets over $100 million
  and up to $500 million                                   .60%
Assets over $500 million                                   .50%


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

                            ATLAS GLOBAL GROWTH FUND
                           ATLAS EMERGING GROWTH FUND
                           --------------------------

    On the Portion of                                     Annual
Daily Total Net Asset Value                                Rate
- ---------------------------                                ----
Assets up to $100 million                                  .80%
Assets over $100 million
  and up to $500 million                                   .75%
Assets over $500 million                                   .70%

                           ATLAS STRATEGIC INCOME FUND
                           ---------------------------

    On the Portion of                                     Annual
Daily Total Net Asset Value                                Rate
- ---------------------------                                ----
Assets up to $100 million                                  .75%
Assets over $100 million
  and up to $500 million                                   .70%
Assets over $500 million                                   .65%

                            ATLAS S&P 500 INDEX FUND
                            ------------------------

    On the Portion of                                     Annual
Daily Total Net Asset Value                                Rate
- ---------------------------                                ----
Assets up to $500 million                                  .25%
Assets over $500 million                                   .23%



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